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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:
         Arthrotek, Inc. (Indiana corporation)
         Biomet Acquisition Corp. (Delaware corporation) Biomet Europe Ltd. (Delaware corporation)
         Biomet Fairlawn, L.P. (Indiana limited partnership) Biomet FSC, Inc. (Barbados corporation)
         Biomet Holdings Ltd. (Delaware corporation)
         Biomet International Ltd. (Delaware corporation) Biomet Investment Corp. (Delaware corporation) Biomet Leasing, Inc. (Indiana corporation)
         Biomet Manufacturing Corp. (Indiana corporation) Biomet Orthopedics, Inc. (Indiana corporation) Catheter Research, Inc. (Indiana corporation)
         EBI, L.P. (Indiana limited partnership)
         EBI Holdings, Inc. (Delaware corporation)
         EBI Medical Systems, Inc. (Delaware corporation)
         EBI Patient Care, Inc. (Puerto Rican corporation) Electro-Biology, Inc. (Delaware corporation) Kirschner Medical Corporation (Delaware corporation) Poly-Medics, Inc. (Indiana corporation)
         Surgical Ventures, Inc. (Indiana corporation) Thoramet, Inc. (Indiana corporation)
         Vascu-Med, Inc. (Indiana corporation)
         Walter Lorenz Surgical, Inc. (Florida corporation)

Foreign subsidiaries:

         BioMer C.V. (Dutch partnership)
         Biomet A/S (Danish corporation)
         Biomet Australia Pty. Ltd. (Australian corporation)
         Biomet Bridgend B.V. (Dutch corporation)
         Biomet Canada, Inc. (Canadian corporation)
         Biomet Chile, S.A. (Chilean corporation)
         Biomet Holdings B.V. (Dutch corporation)
         Biomet Immobiliare S.r.l. (Italian corporation)
         Biomet Merck B.V. (Dutch corporation)
         Biomet Merck Belgium BVBA (Belgian corporation)
         Biomet Merck (Austria) GmbH (Austrian corporation)
         Biomet Merck C.Z., s.r.o. (Czechoslovakian corporation)
         Biomet Merck Deutschland GmbH (German corporation)
         Biomet Merck Hellas (Greek corporation)
         Biomet Merck European Distribution Center B.V. (Dutch corporation)


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         Biomet Merck Ltd. (U.K. corporation)
         Biomet Merck Norge A.S. (Norwegian corporation)
         Biomet Merck Polska Ltd. (Polish corporation)
         Biomet Merck S.A. (French corporation)
         Biomet Merck S.r.l. (Italian corporation)
         Biomet Merck GmbH (Swiss corporation)
         Biomet Mexico S.A. de C.V. (Mexican corporation)
         Biomet Orthopaedic Ltd. (New Zealand corporation)
         Biomet Swindon B.V. (Dutch corporation)
         Biomet UK Real Estate Holdings B.V. (Dutch corporation)
         Canzek AG (Swiss corporation)
         CDO Ltd. (UK corporation)
         EBI Medical Systems Ltd. (U.K. corporation)
         Industrias Quirurgicas de Levante S.L. (IQL) (Spanish corporation) Merck Biomaterial France S.A. (French corporation)
         Merck Biomaterial GmbH (German corporation)
         Merck Biomaterialien (Austria) GmbH (Austrian corporation)
         Merck Biomaterial Espana S.L. (Spanish corporation)
         Ortomed B.V. (Dutch corporation)
         Ortra Holdings, S.A. (Swiss corporation)
         Polymers Reconstructive A/S (Danish corporation)
         Sociedade Comercial Multiradix S.A. (Portugese corporation)
         Walter Lorenz Surgical GmbH (German corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following: Polymers Reconstructive A/S of which Biomet, Inc. owns 51% of the outstanding shares; Biomet Merck Norge A.S. of which Biomet Ltd. owns 51% of the outstanding shares; Biomet A/S of which Biomet Merck B.V. owns 27% of the outstanding shares; Biomet Merck Hellas of which Biomet Merck B.V. owns 80% of the outstanding shares; Biomet Merck Deutschland GmbH of which BioMer C.V. owns 89% of the outstanding shares, Biomet, Inc. owns 10% of the outstanding shares, and Merck KGaA owns 1% of the outstanding shares; and BioMer C.V. of which Biomet Europe Ltd. owns 50% of the outstanding shares.